As filed with the Securities and Exchange Commission on August 8, 1997

                                                      Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                               __________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                               __________________

                         FIRST WEST CHESTER CORPORATION
             (Exact name of registrant as specified in its charter)

                      Pennsylvania                         23-2288763
              (State or other jurisdiction of           (I.R.S. Employer
               incorporation or organization)             Identification No.)

      9 North High Street, West Chester, Pennsylvania 19380, (610) 692-3000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

 Charles E. Swope, Chairman of the Board, President and Chief Executive Officer, First West Chester Corporation
 9 North High Street, West Chester, Pennsylvania 19380, (610) 692-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:

            Patricia A. Gritzan, Esquire, Saul, Ewing, Remick & Saul
    3800 Centre Square West, Philadelphia, Pennsylvania 19102, (215) 972-7777

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
         If the only securities  being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the follow box. x

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. o

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.o

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.o

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.o

                                                                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================

Title of Securities to be Registered        Amount to  be          Proposed Maximum       Proposed Maximum       Amount of
                                            Registered             Offering Price Per     Aggregate Offering     Registration Fee
                                                                   Share                  Price
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, Par Value $1.00 Per Share     75,000                 $30.75(1)              $2,306,250             $698.86(1)

====================================================================================================================================
(1)The  registration  fee with respect to these shares has been computed in accordance with paragraph (c) of Rule 457, based upon the average of the bid and asked price for shares of the Common Stock on August 4, 1997.

====================================================================================================================================

                                   PROSPECTUS
                                _________________

                         FIRST WEST CHESTER CORPORATION
                                  75,000 Shares

                     Common Stock, Par Value $1.00 Per Share

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                             ______________________

         This Prospectus relates to 75,000 authorized and unissued shares of Common Stock, par value $1.00 per share, of First West Chester Corporation, a Pennsylvania corporation (the "Company"), which may be offered and sold by the Company from time to time pursuant to the terms of the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan").

         The Plan provides participants in the Plan with a convenient and economical method for investing cash dividends paid on the Company's Common Stock and optional cash payments made by such participants in additional shares of the Company's Common Stock. This Prospectus contains a summary of the material provisions of the Plan and, therefore, should be retained for future reference.

         Holders of the Company's Common Stock who elect to participate in the Plan may:

         (a) Have cash dividends on all or a specified percentage of their shares of the Company's Common Stock automatically reinvested in additional shares of the Company's Common Stock; and

         (b) Purchase additional shares of the Company's Common Stock through optional cash payments of not less than $25 and not more than $2,000 per month.

         Shares of Common Stock needed to meet the requirements of the Plan will be purchased either in the open market or issued directly by the Company from authorized but unissued or treasury shares. The purchase price per share of shares purchased in the open market and the purchase price per share of shares purchased from the Company (if at least twenty-five percent of the aggregate number of shares purchased in any period are purchased in the open market), will be the weighted average price (including brokerage commissions, if any) of all shares purchased in the open market to satisfy the Plan requirements. If less than twenty-five percent of the aggregate number of shares purchased in any period are purchased in the open market, the purchase price per share of shares purchased from the Company will be the mean between the highest bid price and lowest asked price last quoted by the then current market makers in the Company's Common Stock. Shares of the Company's Common Stock are traded publicly over-the-counter. The fair market value per share of the Company's Common Stock as of August 4, 1997 was $30.75.
                              ___________________
    THESE SECURITIES HAVE NOT EEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY TATE SECURITIES COMMISSION, NOR HAS
       THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is August 8, 1997

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected without charge and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at the prescribed rates. The SEC maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically. The address of the SEC's Web site is: http://www.sec.gov. Reports, proxy statements and other information filed by the Company may also be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20002.

         The Company has filed with the SEC a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement"). This prospectus does not contain all the information set forth in the Registration Statement. For further information, reference is made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which provide certain information with respect to First West Chester, are incorporated by reference in this Prospectus:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

         2. The Company's Quarterly Reports on From 10-Q for the quarter ended March 31, 1997, as amended;

         3. The Company's Current Reports on Form 8-K filed on February 24, 1997 and June 24, 1997; and

         4. The description of the Company's Common Stock contained in the registration statement filed by the Company to register such securities under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents filed by First West Chester pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. First West Chester hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this Prospectus and deemed to be part hereof, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. These documents are available upon request by contacting: Mr. J. Duncan Smith, Treasurer, First West Chester Corporation, 9 North High Street, West Chester, Pennsylvania 19380, (610) 692-3000.

                                   THE COMPANY

         The Company is a Pennsylvania business corporation and a bank holding company registered under the federal Bank Holding Corporation Act of 1956, as amended. The First National Bank of West Chester is a wholly-owned subsidiary of the Company. The Company's principal executive office is located at 9 North High Street, West Chester, Pennsylvania 19380 and its telephone number is (610) 692-3000.




                              ____________________

                                   PROSPECTUS
                                TABLE OF CONTENTS
                              ____________________

                                                                            Page
                                                                            ----

The Company....................................................................3
Description of the Plan........................................................4
Use of Proceeds...............................................................14
Legal Matters.................................................................14
Experts.......................................................................14
Commission Position on Indemnification........................................14

                             DESCRIPTION OF THE PLAN

         The following questions and answers constitute the provisions of the Dividend Reinvestment and Stock Purchase Plan (the "Plan") of the Company as last amended by the Board of Directors on August 1, 1997.

DEFINITIONS

         For convenience of reference, the definitions of certain key terms used in the "Description of Plan," are included below:

         a. "Authorization Form" means the form or other document designated by the Plan Agent as the evidence of a shareholder's election to participate in the Plan.

         b. "Company" means First West Chester Corporation.

         c. "Investment Date" shall mean the dividend payment date for dividends payable in cash by the Company. If the Investment Date falls of a date when there is no trading, the Investment Date shall be the next trading day.

         d. "Investment Period" means that period of time beginning fifteen (15) days before an Investment Date and ending on the earlier of (i) the date on which the Plan Agent completes the acquisition of shares to cover the reinvestment of the dividend payment and the investment of optional cash payments for such Investment Date, or (ii) the date which is thirty (30) days after the Investment Date.

         e. "Participant" means a shareholder of record of the Company who has elected to participate in the Plan by delivering an executed Authorization Form to the Plan Agent.

         f. "Plan" means the Dividend Reinvestment and Stock Purchase Plan.

         g. "Plan Account" means the account maintained for the benefit of a Participant.

         h. "Plan Agent" means Registrar and Transfer Company, or such other independent agent as the Company may from time to time appoint to administer the Plan.

         i. "Plan Shares" means the shares of Stock that are held by the Plan Agent for the benefit of the Participants in the Plan.

         j. "Purchase Date" shall mean (i) the first business day of a month in which there is no Investment Date, or (ii) the Investment Date during any month in which there is an Investment Date. If the Purchase Date falls on a date when there is no trading, the Purchase Date shall be the next trading day.

PURPOSE
-------

1.       WHAT IS THE PURPOSE OF THE PLAN?

         The purpose of the Plan is to provide the shareholders of the Company with a convenient and economical method of investing cash dividends and optional cash payments in additional shares of the Company's Common Stock.

ADVANTAGES
----------

2.       WHAT ARE THE ADVANTAGES AND DISADVANTAGES OF THE PLAN?

         Participation in the Plan provides Participants with the following advantages:

         a. Participants may systematically build their holdings of the Company's Common Stock without incurring a service charge or administrative cost by:

                           i. automatically reinvesting cash dividends on all or a portion of the Participant's holdings of the Company's Common Stock in additional shares of the Company's Common Stock; and

                           ii. purchasing additional shares of the Company's Common Stock through optional cash payments of not less than $25 and not more than $2,000 per month.

         b. Reinvested cash dividends and optional payments will be fully invested because the Plan provides for fractional shares to be credited to a participant's Plan Account (such fractional shares calculated to four decimal places).

         c. Record keeping will be simplified because each participant will receive complete and accurate periodic statements of activity in his Plan Account. Participation in the Plan presents the following disadvantages to Participants:

         a. No interest is paid on dividends credited or optional cash payments made to Plan Accounts and held pending reinvestment, investment or return to a Participant. See Question 11.

         b. Optional cash payments delivered to the Plan Agent will notbe returned to the Participant unless a written request is received by the Plan
Agent at least five (5) days prior to the relevant dividend payment date. See Question 12.

         c. Requests for issuance of certificates and the sale of shares from a Plan Account that are received during an Investment Period will be delayed until completion of the Investment Period. See Question 22.

         d. Participants cannot designate to the Plan Agent a specific price at which to sell or purchase shares of the Company's Common Stock. See Question 15.

ADMINISTRATION
--------------

3.       WHO IS THE PLAN AGENT AND WHAT ARE THE PLAN AGENT'S RESPONSIBILITIES?

         Registrar and Transfer Company is currently the Plan Agent responsible for administering the Plan. The Plan Agent's duties include receiving initial and optional cash investments of Participants, purchasing shares of the Company's Common Stock for each Participant, crediting those purchases to each Participant's Plan Account, maintaining all records of such purchases, holding the purchased shares and providing each Participant with periodic statements of account showing all transactions in such Participant's Plan Account for the applicable period.

PARTICIPATION
-------------

4.       WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

         All holders of record of the Company's Common Stock are eligible to participate in the Plan, except as otherwise determined by the Board of Directors. The Board of Directors may refuse to offer the Plan to shareholders residing in any state which requires the registration or qualification of the Common Stock to be issued pursuant to the Plan, or exemption therefrom, if such registration, qualification or exemption results in undue burden or expenses to the Company, as determined by the Board of Directors in its sole discretion.

5. MAY A SHAREHOLDER WHOSE STOCK IS REGISTERED IN THE NAME OF A BROKER PARTICIPATE IN THE PLAN?

         In order to participate in the Plan a person who beneficially owns shares which are registered in the name of a broker or nominee must first become a shareholder of record by having such portion of his shares as to which he would like to participate in the Plan transferred into his own name.

6.       HOW DOES AN ELIGIBLE SHAREHOLDER PARTICIPATE IN THE PLAN?

         Shareholders of record may enroll in the Plan by submitting a properly completed and signed Authorization Form to the Plan Agent. Authorization Forms may be obtained from: Register and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, telephone number (800) 368-5948.

7.       WHEN MAY A SHAREHOLDER ENROLL IN THE PLAN?

         Shareholders may enroll in the Plan at any time. If a properly completed Authorization Form is received by the Plan Agent at least ten (10) days prior to a dividend payment date, reinvestment will commence with that dividend payment. If an Authorization Form is received from a shareholder less than ten (10) days before a dividend payment date, the reinvestment of dividends will begin with the payment of the next dividend if the shareholder is still a holder of record. A shareholder of record may participate with respect to all or any percentage of his shares.

8.       WHAT ALTERNATIVES ARE AVAILABLE TO PARTICIPANTS IN THE PLAN?

         The following investment options are available to Participants:

         a.  Full  Dividend   Reinvestment  --  A  Participant  may  direct  the
reinvestment of cash dividends on all the Company's Common Stock registered in his name, including all whole and fractional Plan Shares.

         b. Partial Dividend Reinvestment -- A Participant may direct the reinvestment of cash dividends on a portion of the Company's Common Stock registered in his name. A Participant may elect partial dividend reinvestment for a percentage of his shares, provided such percentage is either (a) a multiple of 5, (b) 33-1/3% or (c) 66-2/3%.

         c. Investment of Optional Cash Payments -- A Participant who has elected either Full or Partial Dividend Reinvestment may also make optional cash payments to be used for the purchase of additional shares of the Company's Common Stock.

OPTIONAL CASH PAYMENTS
----------------------

9. MAY A PARTICIPANT BUY ADDITIONAL SHARES OF COMMON STOCK BY MAKING OPTIONAL CASH PAYMENTS?

         Yes. After enrollment in the Plan and following the first reinvestment dividend, a Participant may purchase additional shares of the Company's Common Stock by making optional cash payments.

10.      MAY A PARTICIPANT ELECT TO MAKE ONLY OPTIONAL CASH PAYMENTS UNDER THE
         PLAN?

         No. Participation in the Plan is limited to shareholders who elect to apply dividends on the Company's Common Stock held of record by them to the purchase of additional shares of Common Stock. Once so enrolled, a shareholder may elect to make optional cash payments to purchase additional shares of the Company's Common Stock.

11. HOW CAN A PARTICIPANT MAKE OPTIONAL CASH PAYMENTS TO PURCHASE ADDITIONAL SHARES?

         Optional cash payments may be made monthly. The minimum optional cash payment is $25 and the total optional cash payments by a Participant may not exceed $2,000 per month. The same amount need not be invested each month. Participants are under no obligation to make optional cash payments.

         Optional cash payments should be forwarded by check or money order to the Plan Agent with the payment form attached to the Participant's statement of account. Because no interest will be paid on optional cash payments, and because optional cash payments will be invested on a Purchase Date only if received not less than ten (10) days prior to such Purchase Date, it is recommended that optional cash payments be sent to the Plan Agent so as to reach the Plan Agent as close to, but not later than ten (10) days prior to the desired Purchase Date. Optional cash payments received less than ten (10) days prior to a Purchase Date will be retained by the Plan Agent and applied to the purchase of Stock for the account of the Participant on the next Purchase Date if the Participant is still a holder of record on such next Purchase Date. An optional cash payment will not be deemed to have been made by a Participant or received by the Plan Agent until the funds so contributed are actually collected.

12.      MAY AN OPTIONAL CASH PAYMENT BE RETURNED TO A PARTICIPANT UPON REQUEST?

         Optional cash payments will be returned to a Participant upon written request to the Plan Agent, provided that the request is received by the Plan Agent at least five (5) business days prior to the next scheduled dividend payment date.

COST
----

13.      HOW MUCH DOES IT COST TO PARTICIPATE IN THE PLAN?

         There are no service charges, fees or other administrative costs under the Plan. Each Participant will pay a proportionate share of the brokerage commissions, if any, paid on the purchase of shares under the Plan. However, since the Company's Common Stock is presently traded over-the-counter through market makers (who make a profit through pricing of the stock rather than by means of commissions), it is not anticipated that any significant number of shares will be acquired in brokered transactions. No brokers fees will be payable on shares purchased from the Company.

PURCHASE OF SHARES
------------------

14.      WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

         Shares needed to meet the requirements of the Plan will either be purchased in the open market, issued directly by the Company from authorized but unissued or treasury shares or acquired through a combination of the foregoing. Shares purchased in the open market will be purchased by the Plan Agent (or other independent agent appointed by the Company) who will have sole discretion in all matters related to such purchases, including the day and time of purchase, purchase price paid, number of shares purchased and the markets or persons through whom the purchases will be made.

         On each Investment Date, the Company will pay to the Plan Agent such portion of the dividends payable on each Participant's shares of Stock as the Company has determined will be used to purchase Stock in the open market. The balance of the dividends payable will be retained by the Company as consideration for shares to be purchased from the Company. At such time as the price per share of shares to be purchased from the Company shall be determined, the Company shall authorize the issuance to the Plan of such number of shares that the remaining portion of the dividends payable will purchase at the price so determined. The shares issued by the Company may be newly issued shares, shares reissued from treasury, or such combination of new or treasury shares as the Company deems appropriate. See Question 16.

15. WHAT IS THE PRICE TO A PARTICIPANT OF SHARES PURCHASED BY THE PLAN IN THE OPEN MARKET?

         The purchase price to a Participant of shares purchased in the open market will be the Participant's pro rata share of the weighted average price, including brokerage commissions, if any (the "Open Market Price"), of all shares purchased in the open market by the Plan Agent to satisfy Plan requirements for such Purchase Date.

         Because the Plan Agent will arrange for the purchase of shares on behalf of the Plan Participants, neither the Company nor any Participant will have the authority to control the timing or pricing of shares purchased. Therefore, Participants will not be able to precisely time their purchases through the Plan, and Participants will bear the market risk associated with fluctuations in the price of the Company's Common Stock during the Investment Period. It is possible that the market price of the Company's stock could go up or down before the Plan Agent completes the purchasing of shares necessary to meet the requirements of the Plan.

16. WHAT IS THE PRICE TO A PARTICIPANT OF SHARES PURCHASED BY THE PLAN FROM THE COMPANY?

         Provided that at least twenty-five percent (25%) of the shares needed to be acquired to satisfy the Plan requirements on any Purchase Date are purchased in the open market, the purchase price per share of the shares purchased from the Company to satisfy the balance of the Plan requirements will be the Open Market Price. If less than twenty-five percent (25%) of the shares needed to be acquired to satisfy the Plan requirements on any Purchase Date are purchased in the open market, the purchase price per share to a Participant of shares purchased from the Company will be the "Fair Market Value" of a share of the Company's Common Stock. As defined in the Plan, the Fair Market Value of a share of the Company's Common Stock is the mean between the highest bid price and lowest asked price last quoted by the then current market makers in the Company's Common Stock on the Purchase Date. If no such bid and asked price is available, then the Fair Market Value will be the mean between the most recent highest bid price and the lowest asked price last quoted prior to the Purchase Date by the market makers for the Company's Common Stock.

17.      WHEN ARE PURCHASES MADE?

         Purchases of the Company's Common Stock in the open market will be made as soon as possible after the applicable Purchase Date, but not more than thirty
(30) days after such date. No shares will be allocated to a Participant's Plan Account until the acquisition of shares for such Purchase Date is completed. If, within thirty (30) days following the Purchase Date, the Plan Agent is unable to acquire sufficient shares in the open market to cover the purchases for such quarter, the Plan Agent shall allocate the shares it has acquired among all Participants on a pro rata basis and return to the Participants their pro rata portion of the funds which were not invested within such time period.

18.      HOW MANY SHARES WILL BE PURCHASED FOR EACH PARTICIPANT?

         A Participant's Plan Account will be credited with that number of shares, including fractional shares computed to four decimal places, equal to the sum of (i) the applicable amount to be reinvested by the Participant divided by the applicable purchase price per share, plus (ii) the applicable optional cash payments by the Participant divided by the applicable purchase price per share.

DIVIDENDS
---------

19.      MUST A PARTICIPANT SEND HIS DIVIDENDS TO THE COMPANY FOR REINVESTMENT?

         No. In order to ensure prompt reinvestment, dividends on shares held by a Participant and dividends on shares acquired under the Plan and held for a Participant by the Plan Agent will be paid automatically by the Company to the Plan Agent.

20.      DO FRACTIONAL SHARES ALSO EARN DIVIDENDS?

         Yes. If the amount to be invested for a Participant does not equal the exact cost of a full share, that Participant will be credited with a fractional share, which will earn dividend income in the same way, as a full share and in proportion to the size of the share.

STOCK CERTIFICATES
------------------

21.      WHAT HAPPENS TO STOCK CERTIFICATES UNDER THE PLAN?

         Plan Shares will be registered in the name of the Plan Agent (or its nominee) as agent for the Participants. Certificates for such Plan Shares will not be issued to a Participant unless requested in writing.

22. MAY PLAN SHARES BE WITHDRAWN FROM THE PLAN AND EXCHANGED FOR STOCK CERTIFICATES?

         Yes. Participants may withdraw all or a portion of the Plan Shares in their Plan Accounts by notifying the Plan Agent in writing to that effect and by specifying in the notice the number of shares to be withdrawn. Certificates for any number of whole Plan Shares will be issued to a Participant within fifteen
(15) days of a written request to the Plan Agent signed by the Participant. Any remaining whole or fractional Plan Shares will continue to be held by the Plan Agent as the agent for the Participant. Any notice of withdrawal received during an Investment Period will not be effective until completion of the Investment Period.

         Certificates issued to Participants will be registered in the name or names in which the Participant's Plan Account is maintained. The original Authorization Form election for Plan participation will remain in effect for the certificated shares. If a Participant requests a certificate to be registered in a name other than that shown on the Authorization Form, such request must be signed by all persons in whose name the Plan Account is registered and be accompanied by such other documentation as the Plan Agent may reasonably require.

REPORTS TO PARTICIPANTS
-----------------------

23.      WHAT RECORDS AND REPORTS WILL A PARTICIPANT RECEIVE?

         Each Participant for whose Plan Account a transaction has occurred, will receive a statement of his Plan Account as soon as practicable following the completion of the Investment Period showing:

         a. the amount of any dividend and optional cash payment applied toward such investment;

         b.        the taxes withheld, if any;

         c.        the net amount invested;

         d.        the number of shares purchased;

         e.        the purchase price per share; and

         f.        the total shares accumulated under the Plan, computed to four
                   (4) decimal places.

         These statements are records of the Participant's transactions under the Plan and should be retained for income tax purposes. In addition, each Participant will also receive annually Internal Revenue Service information for reporting dividend income received.

         Participants will continue to receive copies of the same communications sent to all other holders of the Company's Common Stock, including quarterly reports and annual reports to shareholders, notices of the annual meetings and proxy statements.

SALE OF PLAN SHARES
-------------------

24.      MAY A PARTICIPANT SELL ALL OR A PORTION OF HIS PLAN SHARES?

         Yes. A Participant may sell all or any portion of his Plan Shares by notifying the Plan Agent in writing to that effect and by specifying in the notice the number of Plan Shares to be sold. Such request must be signed by all persons in whose name the Plan Account is registered and be accompanied by such other documentation as the Plan Agent may reasonably require.

         Within fifteen (15) days after the date such notice is received, the Plan Agent will execute a sale order and will deliver to the Participant a check for the proceeds of the sale, less any brokerage commissions, Plan Agent fees, applicable withholding tax and any transfer tax incurred. However, notices received during an Investment Period will be processed immediately after the completion of the Investment Period.

         A request to sell shares is irrevocable after it is received by the Company. Participants cannot designate to the Plan Agent the price per share at which to sell the Participant's Plan Shares; consequently, the Participant will bear the market risk associated with fluctuations in the price of the Company's the Company's Common Stock during the period following the delivery to the Plan Agent of the Participant's notice requesting sale of Plan Shares. A Participant can control the terms of the sale of Plan Shares only by first withdrawing such Plan Shares from the Plan in certificated form. See Question 22.

TERMINATION OF PARTICIPATION
----------------------------

25.      HOW DOES A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

         A Participant may terminate participation in the Plan at any time by giving written notice to the Plan Agent. Provided that such notice is not received during a Investment Period, the Plan Agent will deliver to the Participant within fifteen (15) days after the date on which such notice is received by the Plan Agent, a certificate for all whole Plan Shares, a check for any optional cash payments not then invested and a check based upon the then current Fair Market Value for the Company's Common Stock for any fractional Plan Share. Alternatively, a Participant may request in writing that all whole and fractional shares credited to his Plan Account be sold by the Plan Agent. If such a sale is requested, the Plan Agent will execute a sale order and will deliver to the Participant a check for the proceeds of the sale, less any brokerage commissions, Plan Agent fees, applicable withholding tax and transfer tax incurred. If the notice of termination is received during a Investment Period, the request to terminate participation will be processed immediately after the completion of the Investment Period.

FEDERAL INCOME TAXES
--------------------

26.      WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE
         PLAN?

         In general, a Participant will have the same federal income tax consequences with respect to dividends payable to him as other holders of the Company's Common Stock. Cash dividends, even though reinvested, continue to be treated as taxable income. A Participant will not recognize any taxable income when certificates are issued for shares credited to the Participant's Plan Account upon the Participant's request or upon termination of the Plan. A Participant will recognize gain or loss when any Plan Shares are sold on behalf of the Participant upon the Participant's request. It is recommended that Participants consult with their own tax advisors for further information as to the consequences of participation in the Plan.

OTHER INFORMATION
-----------------

27.      HOW WILL A PARTICIPANT'S SHARES BE VOTED AT MEETINGS OF SHAREHOLDERS?

         For each meeting of shareholders, each Participant will receive a proxy from the Plan Agent which will enable him to vote shares registered in his name as well as whole shares credited to his Plan Account. If the proxy card is returned properly signed and marked for voting, all of such whole shares will be voted as marked. The total number of whole Plan Shares may also be voted in person at a shareholders meeting. Fractional shares will not be voted. If a proxy card is properly signed and returned without instructions as to any item thereon, all of a Participant's whole shares--those registered in his or her name and those credited to his Plan Account under the Plan--will be voted in accordance with the recommendations of the management of the Company, just as for nonparticipating shareholders who return proxies and who do not provide instructions. If a proxy card is not returned or if it is returned unsigned, none of the Participant's shares will be voted unless the Participant votes in person.

28.       WHAT LIABILITY WILL THE COMPANY AND THE PLAN AGENT HAVE UNDER THE
          PLAN?

         Neither the Company nor the Plan Agent will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of (i) a failure to terminate a Participant's Plan Account upon such Participant's death, (ii) the prices at which shares are purchased or sold, or (iii) the times when purchases or sales are made.

         PARTICIPANTS SHOULD RECOGNIZE THAT NEITHER THE COMPANY NOR THE PLAN AGENT CAN ASSURE PARTICIPANTS OF PROFITS, OR PROTECT PARTICIPANTS AGAINST LOSSES, ON SHARES PURCHASED AND/OR HELD UNDER THE PLAN.

29.       WHAT HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND OR DECLARES A
          STOCK SPLIT?

         Any shares resulting from a stock dividend or stock split by the Company on Plan Shares will be added to a Participant's Plan Account as additional Plan Shares.

30.      MAY THE PLAN BE CHANGED OR DISCONTINUED?

         The Company may amend, supplement, suspend, modify or terminate the Plan at any time without the approval of the Participants. Thirty (30) days notice of any such amendment which would have a material adverse effect on Participants will be sent to all Participants, who will have the right to withdraw from the Plan.

         Upon termination of the Plan by the Company, a certificate will be issued to each Participant for the number of full shares in such Participant's Plan Account. The value of any fractional share in such Participant's Plan Account will be paid by check to the Participant. Such value will be based upon the then current Fair Market Value for the Company's Common Stock.

         Any question of interpretation arising under the Plan will be determined by the Board of Directors of the Company pursuant to applicable federal and state law and the rules and regulations of all regulatory authorities. Such determinations will be final and binding on all Participants. The Company may adopt rules and regulations at any time to facilitate the administration of the Plan.

31.      MAY THE COMPANY TERMINATE PARTICIPATION OF A PARTICIPANT?

         The Company, in its sole discretion, may at any time by notice in writing mailed to a Participant, terminate a Participant's interest in the Plan, in which case the Participant shall be treated as though he had terminated participation in the Plan as of the date of mailing of the notice, and the Plan Agent will deliver to the Participant a certificate for all whole Plan Shares in the Participant's Plan Account, a check for any optional cash payments not then invested and a check based upon the then current Fair Market Value for the Company's Common Stock for any fractional Plan Share. In the event that a Participant's certificated shares or Plan Shares go to zero, participation in the Plan will be automatically terminated by the Company.

32.      WHERE SHOULD CORRESPONDENCE OR INQUIRIES REGARDING THE PLAN BE
         DIRECTED?

         All correspondence concerning the Plan should be addressed to:

                  Registrar and Transfer Company
                  Attn:  Dividend Reinvestment Plan Department
                  10 Commerce Drive
                  Cranford, New Jersey  07016

         Telephone inquiries may be directed to Registrar and Transfer Company at (800) 368-5948.

                                 USE OF PROCEEDS

         The Company has not determined the specific uses of the net proceeds from the purchase of shares of Common Stock from the Company pursuant to the Plan, in part, because the Company has no precise method for estimating the number of shares that will ultimately be purchased from the Company under the Plan, the prices at which such shares will be sold nor the timing of any such sales of shares. Any proceeds received by the Company are expected to be used for general corporate purposes. The Company will not receive any proceeds from purchases of Common Stock for the Plan which are made in the open market.


                                  LEGAL MATTERS

         The legality of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by MacElree, Harvey, Gallagher, Featherman & Sebastian, Ltd., West Chester, Pennsylvania.


                                     EXPERTS

         The consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1996 are incorporated by reference in the Registration Statement and in this Prospectus in reliance upon the report of Grant Thornton, LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.


                     COMMISSION POSITION ON INDEMNIFICATION

         The Company's Articles of Incorporation and By-laws provide that the Registrant shall indemnify its directors and officers and the directors and officers of its subsidiaries to the fullest extent permitted by and under the terms and conditions of the Business Corporation Law of the Commonwealth of Pennsylvania (the "BCL"), as amended from time to time, and the Company may, by action of its Board of Directors, indemnify employees and agents of the Company pursuant to such law, provided that indemnification may not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         Set forth below is an estimate of the approximate amount of fees and expenses which may be incurred by the Company in connection with the issuance and distribution of shares of Common Stock pursuant to the Prospectus contained in this Registration Statement and which will be paid by the Company.

         Securities and Exchange Commission registration fee...........$     699
         Accounting fees and expenses......................................3,000
         Legal fees and expenses...........................................5,000
         Printing..........................................................4,000
         Miscellaneous expenses............................................1,000

                                                     Total               $13,699
                                                                         =======
Item 15.  Indemnification of Directors and Officers.

         The Company's Articles of Incorporation and By-laws provide that the Company shall indemnify its directors and officers and the directors and officers of its subsidiaries to the fullest extent permitted by and under the terms and conditions of the Business Corporation Law of the Commonwealth of Pennsylvania (the "BCL"), as amended from time to time, and the Company may, by action of its Board of Directors, indemnify employees and agents of the Company pursuant to such law, provided that indemnification may not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

In accordance with the BCL, the Company's By-laws include the indemnification provision excerpted below:

                              Section  8.02.  Indemnification.  The  Corporation
                                              ---------------
               shall indemnify any officer or director (or employee or agent designated by majority vote of the Board of Directors to the extent provided in such vote) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, proceedings, whether civil, criminal, administrative or investigative (including action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer (or employee or agent) of the Corporation or is or was serving at the request of the Corporation as a director, officer (or employee or agent) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Officers and directors of subsidiaries of the Corporation shall be deemed to be persons acting as an officer or director of another corporation at the request of the Corporation. Indemnification pursuant to this Section shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Expenses incurred by an officer, director, employee or agent purportedly indemnified by this Section in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 8.02 shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person. This
               Section 8.02 shall not be effective with respect to any action, suit or proceeding commenced prior to January 27, 1987.

The Company maintains Directors' and Officers' liability insurance for all of its Directors and Officers.

Item 16.  Exhibits.

          The following is a list of exhibits filed as part of the Registration
          Statement:

           5.1 Opinion of MacElree, Harvey, Gallagher, Featherman & Sebastian, Ltd.
          10.1   Amended and Restated Dividend Reinvestment and Stock Purchase
                 Plan
          23.1   Consent of Grant Thornton, LLP
          23.2 Consent of MacElree, Harvey, Gallagher, Featherman and Sebastian, Ltd. (included in Exhibit 5.1)
          24.1   Power of Attorney (contained on signature page of filing)


Item 17.  Undertakings.

         a.       The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         i.        to include any  prospectus  required by
                  Section 10(a)(3)  of the Securities Act of 1933;

                        ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding he foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration Fee" table in the effective registration statement; and

                        iii. to include any material  information  with respect
                  to the plan of  distribution  not previously  disclosed in the
                  registration   statement  or  any  material   change  to  such
                  information in the registration statement; and

                  (2) that for the purpose for determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania, on August 1, 1997.
                                        FIRST WEST CHESTER CORPORATION


                                   By:  /s/Charles E. Swope
                                        ----------------------------------------
                                        Charles E. Swope, Chairman of the Board,
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Charles E. Swope, Eric W. Rohrbach and J. Duncan Smith, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                            Title                              Date
---------                                            -----                              ----

/s/ Charles E. Swope                 Chairman of the Board, President and               August 1, 1997
---------------------------
Charles E. Swope                          Chief Executive Officer

/s/ J. Duncan Smith                   Treasurer (Principal Accounting                   August 1, 1997
---------------------------
J. Duncan Smith                           and Financial Officer)

/s/ Richard M. Armstrong                         Director                               August 1, 1997
---------------------------
Richard M. Armstrong

/s/ John J. Ciccarone                            Director                               August 1, 1997
---------------------------
John J. Ciccarone

/s/ M. Robert Clarke                             Director                               August 1, 1997
---------------------------
M. Robert Clarke

/s/ Edward J. Cotter                      Secretary and Director                        August 1, 1997
---------------------------
Edward J. Cotter

/s/ Clifford E. DeBaptiste                       Director                               August 1, 1997
---------------------------
Clifford E. DeBaptiste

/s/ John A. Featherman, III                      Director                               August 1, 1997
---------------------------
John A. Featherman, III

/s/ John S. Halsted                              Director                               August 1, 1997
---------------------------
John S. Halsted

/s/ J. Carol Hanson                              Director                               August 1, 1997
---------------------------
J. Carol Hanson

/s/Devere Kauffman                               Director                               August 1, 1997
---------------------------
Devere Kauffman

/s/ David L. Peirce                              Director                               August 1, 1997
---------------------------
David L. Peirce

/s/ John B. Waldron                              Director                               August 1, 1997
---------------------------
John B. Waldron

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania, on August 1, 1997.

                                  FIRST WEST CHESTER CORPORATION


                                   By:  ----------------------------------------
                                        Charles E. Swope, Chairman of the Board,
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Charles E. Swope, Eric W. Rohrbach and J. Duncan Smith, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                            Title                              Date
---------                                            -----                              ----

_______________________                   Chairman of the Board, President and      August 1, 1997
Charles E. Swope                          Chief Executive Officer

_______________________                   Treasurer (Principal Accounting           August 1, 1997
J. Duncan Smith                           and Financial Officer)

_______________________                          Director                           August 1, 1997
Richard M. Armstrong

_______________________                          Director                           August 1, 1997
John J. Ciccarone

_______________________                          Director                           August 1, 1997
M. Robert Clarke

_______________________                    Secretary and Director                   August 1, 1997
Edward J. Cotter

_______________________                          Director                           August 1, 1997
Clifford E. DeBaptiste

_______________________                          Director                           August 1, 1997
John A. Featherman, III

_______________________                          Director                           August 1, 1997
John S. Halsted

_______________________                          Director                           August 1, 1997
J. Carol Hanson

_______________________                          Director                           August 1, 1997
Devere Kauffman

_______________________                          Director                           August 1, 1997
David L. Peirce

_______________________                          Director                           August 1, 1997
John B. Waldron

                                  EXHIBIT INDEX


Exhibit No.                                 Exhibit
-----------                                 -------

 5.1  Opinion of MacElree, Harvey, Gallagher, Featherman & Sebastian, Ltd.
10.1  Amended and Restated Dividend Reinvestment and Stock Purchase Plan
23.1  Consent of Grant Thornton, LLP
23.2 Consent of MacElree, Harvey, Gallagher, Featherman & Sebastian, Ltd. (included in Exhibit 5.1)
24.1  Power of Attorney (contained on signature page of filing)

                                                                     EXHIBIT 5.1

                        [LETTERHEAD OF MACELREE, HARVEY,
                    GALLAGHER, FEATHERMAN & SEBASTIAN, LTD.]

                                                                  August 8, 1997

First West Chester Corporation
9 North High Street
West Chester, PA   19380

Gentlemen:

         We refer to the Registration Statement on Form S-3 (Dividend Reinvestment & Stock Purchase Plan) (the "Registration Statement") of First West Chester Corporation, a Pennsylvania corporation (the "Company"), to be filed with the Securities and Exchange Commission covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 75,000 shares of Common Stock, par value $1.00 per share, of the Company (the "Shares").

         We have examined the Registration Statement, the Certificate of Incorporation and Bylaws of the Company and such records, certificates and other documents as we have considered necessary or appropriate for the purposes of this Opinion.

         Based on the foregoing, it is our opinion that:

         1. the Company is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; and

         2. the Shares have been duly authorized and when issued in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this Opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    MACELREE, HARVEY, GALLAGHER, FEATHERMAN &
                                            SEBASTIAN, LTD.

                                    By:  /s/ John A. Featherman, III
                                       ----------------------------------------
                                         John A. Featherman, III

                                                                    EXHIBIT 10.1

                         FIRST WEST CHESTER CORPORATION
                            DIVIDEND REINVESTMENT AND
                               STOCK PURCHASE PLAN


1.       PURPOSE OF THE PLAN

         The purpose of the Dividend Reinvestment and Stock Purchase Plan (the "Plan") is to provide the shareholders of First West Chester Corporation with a convenient and economical method of investing cash dividends and optional cash payments in additional shares of the common stock of First West Chester Corporation.

2.       DEFINITIONS

         For purposes of the Plan, the following words or phrases shall have the meanings assigned to them below:

         (a)      "Authorization  Form"  shall  mean the form or other  document
                  designated   by  the  Plan   Agent  as  the   evidence   of  a
                  shareholder's election to participate in the Plan.

         (b)      "Company" shall mean First West Chester Corporation.

         (c) "Investment Date" shall mean the dividend payment date for dividends payable in cash by the Company. If the Investment Date falls on a date when there is no trading, the Investment Date shall be the next trading day.

         (d) "Investment Period" shall mean that period of time beginning fifteen (15) days before an Investment Date and ending on the earlier of (i) the date on which the Plan Agent completes the acquisition of shares to cover the reinvestment of the dividend payment and the investment of optional cash payments for such Investment Date, or (ii) the date which is thirty
                  (30) days after the Investment Date.

         (e) "Participant" shall mean a shareholder of record of the Company who has elected to participate in the Plan by delivering an executed Authorization Form to the Plan Agent.

         (f)      "Plan" shall mean the Dividend Reinvestment and Stock Purchase
                  Plan.

         (g) "Plan Account" shall mean the account maintained for the benefit of a Participant.

         (h) "Plan Agent" shall mean Registrar & Transfer Company, or such other independent agent as the Company may from time to time appoint to administer the Plan.

         (i) "Plan Shares" shall mean the shares of Stock that are held by the Plan Agent for the benefit of the Participants in the Plan.

         (j) "Purchase Date" shall mean (i) the first business day of a month in which there is no Investment Date, or (ii) the Investment Date during any month in which there is an Investment Date. If the Purchase Date falls on a date when there is no trading, the Purchase Date shall be the next trading day.

         (k) "Stock" shall mean the $1.00 par value common stock of the Company.

3.       ADMINISTRATION

         The Plan shall be administered by the Plan Agent. All Plan Shares will be registered in the name of the Plan Agent (or its nominee), as agent of the respective Participants.

4.       PARTICIPATION

         All  holders  of record of the Stock of the  Company  are  eligible  to participate in the Plan, except as otherwise determined by the Board of Directors of the Company. The Board of Directors may refuse to offer the Plan to shareholders residing in any state which requires the registration of qualification of the Stock to be issued pursuant to the Plan, or exemption therefrom, if such registration, qualification or exemption results in undue burden or expense to the Company, as determined by the Board of Directors in its sole discretion. A beneficial owner whose shares are registered in a name other than his own must become a shareholder of record by having all or a part of such shares transferred into his own name in order to participate in the Plan.

5.       ENROLLMENT

         A shareholder of record may enroll in the Plan by completing and signing an Authorization Form and returning it to the Plan Agent. If an Authorization Form requesting reinvestment of dividends is received by the Plan Agent at least ten (10) days before the payment date established for a particular dividend, reinvestment will commence with that dividend. If an Authorization Card is received from a shareholder less than ten (10) days before the payment date established for a particular dividend, the reinvestment of dividends will begin with the payment of the next dividend if the shareholder is still a holder of record on the next Investment Date. A shareholder of record may designate to reinvest the dividends on all or a percentage of his shares through the Plan, provided such percentage is (a) a multiple of five, (b) 33-1/3% or (c) 66-2/3%.

6.       OPTIONAL CASH PAYMENTS

         A Participant may make optional cash payments to be used for the purchase of additional shares of Stock. Optional cash payments may be made monthly, but the minimum optional cash payment shall be $25 per month and the maximum optional cash payment shall be $2,000 per month. The same amount need not be invested each month. Participants are under no obligation to make optional cash payments.

         A Participant may make an optional cash payment by forwarding a check or money order payable to the Plan Agent with the payment form attached to his statement of account. The Plan Agent will apply each optional cash payment received from a Participant at least ten (10) days before a Purchase Date to the purchase of Stock for the account of that Participant on such Purchase Date. Any optional cash payment received by the Plan Agent less than ten (10) days before a Purchase Date shall be retained by the Plan Agent and applied to the purchase of Stock for the account of the Participant on the next Purchase Date if the Participant is still a holder of record on such next Purchase Date. An optional cash payment will not be deemed to have been made by a Participant or received by the Plan Agent until the funds so contributed are actually collected.

         Interest will not be paid on optional cash payments. Optional cash payments will be returned to a Participant upon written request to the Plan Agent, provided that the request is received by the Plan Agent at least five (5) business days prior to the next scheduled Purchase Date.

7.       PURCHASES

         Stock needed to meet the requirements of the Plan will either be purchased in the open market, issued directly by the Company from authorized but unissued or treasury shares or acquired through a combination of the foregoing.

         Stock purchased in the open market will be purchased by the Plan Agent (or other independent agent appointed by the Company) who will have sole discretion in all matters related to such purchases, including the day and time of purchase, purchase price paid, number of shares purchased and the markets or persons through whom the purchases will be made. The purchase price per share to a Participant for shares purchased on the open market will be the weighted average price, including brokerage commissions, if any (the "Open Market Price"), of all shares purchased in the open market by the Plan Agent to satisfy Plan requirements.

         Provided that at least twenty-five percent (25%) of the shares needed to be acquired to satisfy the Plan requirements on any Purchase Date are purchased in the open market, the purchase price per share of the shares purchased from the Company to satisfy the balance of the Plan requirements will be the Open Market Price. If less than twenty-five percent (25%) of the shares needed to be acquired to satisfy the Plan requirements on any Purchase Date are purchased in the open market, the purchase price per share to a Participant will be the "Fair Market Value" of a share of the Stock. The Fair Market Value of a share of the Stock is the mean between the highest bid price and lowest asked price last quoted by the then current market makers in the Stock on the Purchase Date. If no such bid and asked price is available, then the Fair Market Value will be the mean between the most recent highest bid price and lowest asked price last quoted by the market makers of the Stock prior to the Purchase Date.

         On each Investment Date, the Company will pay to the Plan Agent such portion of the dividends payable on each Participant's shares of Stock as the Company has determined will be used to purchase Stock in the open market. The balance of the dividends payable will be retained by the Company as consideration for shares to be purchased from the Company. At such time as the price per share of shares to be purchased from the Company shall be determined, the Company shall authorize the issuance to the Plan of such number of shares that the remaining portion of the dividends payable will purchase at the price as so determined. The shares issued by the Company may be newly issued shares, shares from treasury, or such combination of new or treasury shares as the Company deems appropriate.

         Purchases of Stock in the open market will be made as soon as possible after the applicable Purchase Date, but not more than thirty (30) days after such date. No shares will be allocated to a Participant's account until the earlier of (i) the date on which the Plan Agent has purchased the shares required to be purchased on such Purchase Date, or (ii) the date which is thirty
(30) days after the respective Purchase Date. If, within thirty (30) days following a Purchase Date, the Plan Agent is unable to acquire sufficient shares in the open market to cover the purchases for such period, the Plan Agent shall allocate the shares it has acquired among all Participants on a pro rata basis and return to the Participants their pro rata portion of the funds which were not invested within such time period.

         Each Participant's account will be credited with that number of shares, including fractional shares computed to four decimal places, equal to the sum of
(i) the applicable amount to be reinvested by the Participant divided by the applicable purchase price per share, plus (ii) the applicable optional cash payments by the Participant divided by the applicable purchase price per share.

8.       DIVIDENDS

         As record holder of the Plan Shares held in a Participant's account under the Plan, the Plan Agent will receive dividends on all Plan Shares held by it on each dividend record date, will credit such dividends to each Participant's account in proportion to the number of whole or fractional shares held in each account, and will automatically reinvest the dividends in shares of Stock purchased in the open market or issued directly by the Company in the same manner as described in Section 7 hereof.

9.       COSTS

         All costs of administration of the Plan and service charges (other than brokerage commissions, if any) will be paid by the Company. Participants will be charged the actual cost of all shares purchased in the open market (including brokerage commissions, if any).

10.      REPORTS TO PARTICIPANTS

         As soon as practicable after each Purchase Date, the Plan Agent will mail to each Participant for whose account a transaction has occurred under the Plan, a statement showing:

         (a) the amount of any dividend and optional cash payment applied toward such investment;

         (b)      the taxes withheld, if any;

         (c)      the net amount invested;

         (d)      the number of shares purchased;

         (e)      the purchase price per share; and

         (f)      the total shares accumulated under the Plan,  computed to four
                  (4) decimal places.

         Each Participant will receive annually, Internal Revenue Service information for reporting dividend income received.

11.      VOTING OF SHARES

         For each meeting of shareholder, the Plan Agent will forward a proxy to each Participant. The Participant's whole Plan Shares will be voted in accordance with the instructions received from the Participant. Fractional shares will not be voted. The Plan Shares of a Participant who does not return a proxy will not be voted.

12.      WITHDRAWAL OF SHARES IN PLAN ACCOUNTS BY ISSUANCE OF CERTIFICATES

         All Plan Shares will be registered in the name of the Plan Agent or its nominee, as agent for the Participants. Certificates in exchange for Plan Shares will not be issued to Participants unless requested in writing. Participants may withdraw all or a portion of the Plan Shares in their accounts by notifying the Plan Agent in writing to that effect and by specifying in the notice the number of shares to be withdrawn. Certificates for any number of whole Plan Shares will be issued to a Participant within fifteen (15) days of a written request to the Plan Agent signed by the Participant. Any remaining whole or fractional Plan Shares will continue to be held by the Plan Agent as the agent for the Participant. Certificates for fractional shares will not be issued under any circumstances. Any notice of withdrawal received less than fifteen (15) days prior to a dividend payment date will not be effective until dividends paid for such payment date have been reinvested and the shares credited to the Participant's account.

         Certificates issued to Participants will be registered in the name or names in which the Participant's account is maintained. The original Authorization Form election for Plan participation will remain in effect for the certificated shares. If a Participant requests a certificate to be registered in a name other than that shown on the account, such request must be signed by all persons in whose name the account is registered and be accompanied by such other documentation as the Plan Agent may reasonably require.

13.      WITHDRAWAL OF SHARES IN PLAN ACCOUNT BY CASH PAYMENT

         A Participant may sell all or any portion of the Plan Shares by notifying the Plan Agent in writing to that effect and by specifying in the notice the number of shares to be sold. Such request must be signed by all persons in whose name the account is registered and be accompanied by such other documentation as the Plan Agent may reasonably require.

         Within fifteen (15) days after the date such notice is received, the Plan Agent will execute a sale order and will deliver to the Participant a check for the proceeds of the sale, less any brokerage commissions, Plan Agent fees, applicable withholding tax and transfer tax incurred. However, notices received during the Investment Period will be processed immediately after completion of the Investment Period.

14.      TERMINATION OF PARTICIPATION

         Participation in the Plan may be terminated by a Participant at any time by giving written notice to the Plan Agent. Within fifteen (15) days after the date on which such notice is received by the Plan Agent (the Termination
Date), the Plan Agent will deliver to the Participant (a) a certificate for all whole Plan Shares held under the Plan, (b) a check representing any optional cash payments, and (c) a check in lieu of the issuance of a fractional share, equal to the fractional Plan share multiplied by the net sale price per share of the Stock on the Termination Date. However, notices received during the Investment Period will be processed immediately after completion of the Investment Period. The Company, in its sole discretion, may at any time by notice in writing mailed to a Participant, terminate a Participant's interest in the Plan, in which case the Participant shall be treated as though he had terminated participation on the Plan as of the date of mailing of the notice. In the event that a participant's certificated shares or Plan Shares go to zero, Plan participation will be automatically terminated.

         In the alternative, a Participant may request in the notice of termination delivered to the Plan Agent that all of the Plan Shares in his account both whole and fractional, be sold. If such a sale is requested, the Plan Agent will execute a sale order and will deliver to the Participant a check for the proceeds of the sale, less any brokerage commissions, Plan Agent fees, applicable withholding tax and transfer tax incurred.

15.      STOCK DIVIDENDS, STOCK SPLITS, RIGHTS OFFERINGS

         Any shares resulting from a stock dividend or stock split by the Company on the Plan Shares of a Participant shall be added to the Participant's account with the Plan Agent as additional Plan Shares.

         In the event of a rights offering by the Company, the basis for any rights offering will include the Plan Shares credited to a Participant's account.

16.      AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

         The Company, may amend, supplement, suspend, modify or terminate the Plan at any time without the approval of the Participants. Thirty (30) days notice of any suspension, termination or amendment which would have a material adverse effect on the Participants' rights hereunder shall be sent to all Participants, who shall in all events have the right to withdraw from the Plan.

17.      INTERPRETATION OF THE PLAN

         The Plan, the Authorization Form and the Participant's accounts shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and applicable state and federal securities laws. Any question of interpretation arising under the Plan shall be determined by the Board of Directors of the Company pursuant to applicable federal and state law and the rules and regulations of all regulatory authorities. Such determination shall be final and binding on all Participants. The Company may adopt rules and regulations at any time to facilitate the administration of the Plan.

18.      RESPONSIBILITIES OF THE COMPANY AND THE PLAN AGENT

         Neither the Company nor the Plan Agent shall be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of (a) failure to terminate a Participant's account upon such Participants death and (b) the prices at which shares are purchased or sold, or the times when purchases or sales are made.

                                                                   EXHIBIT 23.1

                         [LETTERHEAD OF GRANT THORNTON]

         We have issued our report dated January 24, 1997 accompanying the consolidated financial statements of First West Chester Corporation and subsidiaries appearing in the Annual Report on Form 10-K for the year ended December 31, 1996 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


Date:  August 8, 1997                                 Grant Thornton LLP

                                                      /s/ Grant Thornton LLP
                                                      --------------------------
                                                      Philadelphia, Pennsylvania